UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 16, 2008

SIX FLAGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York, 10036
(Address of Principal Executive Offices) (Zip Code)

(212) 652-9403
(Registrant's Telephone Number, Including Area Code)

(n/a)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2008, Six Flags, Inc. (the “Company”), and its wholly-owned subsidiary, Six Flags Operations Inc. (“Operations”), entered into an Indenture (the “Indenture”) for the issuance by Operations of up to $400.0 million aggregate principal amount of its 12 ¼% Senior Notes due 2016 (the “New Notes”) which are guaranteed by the Company (the “Guarantees”), in exchange for the following notes of the Company tendered by existing holders in a private exchange offer (the “Private Exchange Transaction”):  (i) $149.2 million aggregate principal amount of the Company’s outstanding 8 7/8% Senior Notes due 2010 (the “2010 Notes”); (ii) $231.6 million aggregate principal amount of the Company’s outstanding 9 ¾% Senior Notes due 2013 (the “2013 Notes”) and (iii) $149.9 million aggregate principal amount of the Company’s outstanding 9 5/8% Senior Notes due 2014 (the “2014 Notes”). After completion of the Private Exchange Transaction, $131.1 million, $142.4 million and $314.75 million aggregate principal amount of the 2010 Notes, 2013 Notes and 2014 Notes, respectively, remain outstanding under the global notes and indentures governing these notes.

The New Notes bear interest at 12 ¼% per annum and mature on July 15, 2016. Interest is payable semi-annually, in arrears, on July 15 and January 15 of each year, with the first payment being due on January 15, 2009.

At any time on or after July 15, 2013, Operations may redeem all or a part of the New Notes at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to the date of redemption:  (i) 106.125% during year 2013; (ii) 103.063% during year 2014; and (iii) 100.00% during year 2015 and thereafter.  At any time before July 15, 2011, Operations may redeem up to 35% of the New Notes with the net proceeds of certain equity offerings and strategic equity investments in the Company or Operations, as long as at least 65% of the aggregate principal amount of the New Notes remains outstanding after the redemption.

If there is a change in control, the holders of the New Notes have the right to require Operations to repurchase their notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest.

The Indenture contains covenants that restrict the ability of Operations and its subsidiaries, with exceptions, to take certain specified actions including those relating to the payment of dividends, incurrence of additional debt, consolidating, merging or transferring assets.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  On June 16, 2008, pursuant to the Indenture, the Company executed its Guarantees with respect to the obligations of Operations under all $400.0 million in New Notes presently outstanding. The Guarantees are set forth in Article XII of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

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Item 9.01.               Financial Statements and Exhibits.

(d)             Exhibits

4.1	Indenture dated as of June 16, 2008 among Six Flags, Inc., Six Flags Operations Inc. and HSBC Bank USA, National Association dated June 16, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

By:	/s/ James M. Coughlin
Name: James M. Coughlin
Title: General Counsel

Date:  June 19, 2008

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EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

4.1	Indenture dated as of June 16, 2008 among Six Flags, Inc., Six Flags Operations Inc. and HSBC Bank USA, National Association dated June 16, 2008.	E